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                                                                     EXHIBIT 5.1



                                           June  , 1996


Donna Karan International Inc.
550 Seventh Avenue
New York, New York  10018


Dear Sirs:

     We are acting as counsel to Donna Karan International Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 with exhibits thereto (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder, relating to the registration of 12,362,500 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company. The shares are to be issued and sold by the Company pursuant to an underwriting agreement (the "Underwriting Agreement") among the Company, the underwriters party thereto (the "Underwriters"), and certain other parties. A form of the Underwriting Agreement has been filed as an exhibit to the Registration Statement.

     As such counsel, we have participated in the preparation of the Registration Statement and have reviewed certain corporate proceedings. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of certain public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for rendering this opinion.

     Based upon, and subject to, the foregoing, we are of the opinion that, when the Amended and Restated Certificate of Incorporation, a form of which has been filed as an exhibit to the Registration Statement, is duly approved and adopted by the Board of Directors and the stockholders of the Company and duly filed with the Secretary of State of Delaware, the Shares will be duly authorized and, upon issuance and sale of the Shares in accordance with the terms of the Underwriting Agreement (assuming the price to be paid by the Underwriters is at least $.01 per Share), will be legally issued, fully paid, and non-assessable.

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Donna Karan International Inc.
June   , 1996
Page 2



     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



     Sincerely,

     /s/ Proskauer Rose Goetz & Mendelsohn LLP